                                                                    Exhibit 10.3

Assessors Parcel # 21-241-08

Mail Tax Bills To:
TREX Company, LLC
160 Exeter Road
Winchester, VA  22603-8605



                                 DEED OF TRUST,

                               SECURITY AGREEMENT

                                       AND

                         ASSIGNMENT OF LEASES AND RENTS

                                   Granted By
                                TREX COMPANY, LLC
                                -----------------
                      a Delaware limited liability company
                   (for purposes of recording, the "Trustor")

                                       To

                           WESTERN TITLE COMPANY, INC.
                   (for purposes of recording, the "Trustee")

                                     Trustee

                                    Securing

                           FIRST UNION NATIONAL BANK,
                            -------------------------
                         A National Banking Association
                   (for purposes of recording, the "Grantee")






This Document was Prepared By:                        Dated September 30, 2001
Fiona M. Tower
Kutak Rock LLP
1111 East Main Street, Suite 800
Richmond, Virginia  23219

                 TO FILING OFFICER, AFTER RECORDATION RETURN TO:
                                 Fiona M. Tower
                                 KUTAK ROCK LLP
                        1111 East Main Street, Suite 800
                            Richmond, Virginia 23219


To Be Recorded In the Land
Records Offices of the City
Of Lyon County, Nevada.





                                 DEED OF TRUST,
                               SECURITY AGREEMENT
                                       AND
                         ASSIGNMENT OF LEASES AND RENTS

                                   Granted By

                                TREX COMPANY, llc
                      A DELAWARE LIMITED LIABILITY COMPANY




                                       To


                           WESTERN TITLE COMPANY, INC.
                              A NEVADA CORPORATION

                                     Trustee

                                   DEFINITIONS

      As used throughout this Deed of Trust, the following terms shall have the following meanings:

      "Act" shall have the meaning as set forth in Section 1.16 of this Deed of Trust;

      "Beneficiary" shall mean First Union National Bank, a National Banking Association, its successors and assigns;

      "Clerk's Office" shall mean collectively the land records of Lyon County, Nevada.

      "Code" shall mean the Nevada Revised Statutes, as amended and now enacted;

      "Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement between Trustor, Trex Company, Inc. and Beneficiary dated as of the date hereof;

      "Deed of Trust" shall mean this deed of trust, security agreement and assignment of leases and rents granted by the Trustor to the Trustees;

      "Easement" shall have the meaning as set forth in Section 7.1 of this Deed of Trust;

      "Event of Default" shall mean, individually, and "Events of Default" shall mean, collectively, those items as listed in Article III of this Deed of Trust, which shall entitle the Trustees or the Beneficiary to exercise all rights and remedies provided in Article IV of this Deed of Trust;

      "Hazard" shall have the meaning as set forth in Section 1.16 of this Deed of Trust;

      "Improvements" shall mean all buildings, structures, improvements and replacements, now or hereafter existing on or to be erected upon the Land and any and all landscaping and related amenities and facilities;

      "Land" shall mean all that parcel of land situated in Lyon County, Nevada, as more particularly described on Exhibit "A" attached to this Deed of Trust and made a part thereof;

      "Leases" shall have the meaning as set forth in Section 6.1 of this Deed of Trust;

      "Loan" shall mean the financing extended by the Beneficiary to the Trustor and Trex Company, Inc. as more particularly described in the Credit Agreement and evidenced by the Promissory Note;

      "Loan Documents" shall mean the Promissory Note, the Deed of Trust, the Credit Agreement and such other documents and writings executed and delivered by Trustor and such other signatory parties to the Beneficiary, evidencing, securing or otherwise documenting the terms and conditions of the Loan, as the Promissory Note, the Deed of Trust, and such other documents may be amended, modified, replaced or amended and restated in their entirety in the future;

      "Obligations" shall have the meaning as set forth in the granting clause of this Deed of Trust;

      "Personalty" shall have the meaning as set forth in the granting clause of this Deed of Trust;

      "Promissory Note" shall mean collectively, the term note in the original principal amount of $3,780,000, the term note in the original principal amount of $1,035,000, the term note in the original principal amount of $5,940,000; the term note in the original principal amount of $58,000,000 and the revolving note in the maximum principal amount of $17,000,000 between Trustor and Trex Company, Inc., as Borrower, and Beneficiary, all dated as of the date hereof;

      "Real Property" shall mean the Land and the Improvements;

      "Rent" shall have the meaning as set forth in Section 6.1 of this Deed of Trust;

      "Secured Property" shall have the meaning as set forth in the granting clause of this Deed of Trust;

      "Trustees" shall mean Western Title Company, Inc..

                                 DEED OF TRUST,
                               SECURITY AGREEMENT
                                       AND
                         ASSIGNMENT OF LEASES AND RENTS


      THIS DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (the "Deed of Trust") is made and granted as of the 30th day of September, 2001, by TREX COMPANY, LLC, a Delaware limited liability company, with an address of 160 Exeter Drive, Winchester, Virginia 22603-8605 (the "Trustor"), to Western Title Company, Inc. (Trustee"), for the benefit of Beneficiary.

                                    RECITALS

      A. The Trustor holds fee simple title to the Land and conveys its fee simple interest in the Land and other Secured Property, as provided further herein as security for the payment and performance of all obligations of the Trustor secured by this Deed of Trust

      B. In addition to the Promissory Note and this Deed of Trust, the Loan is further evidenced by the other Loan Documents, as such Loan Documents may be amended, modified, replaced or amended and restated in their entirety in the future.

                                    GRANT

      NOW, THEREFORE, in consideration of the premises, and to secure: (a) the payment of the principal, interest, and other sums due on the Promissory Note, this Deed of Trust, and any other Loan Document, and any and all other indebtedness of the Trustor to the Beneficiary, whether now existing or hereinafter incurred, as well as all future advances, as and when due, (b) the observance and performance of all of the terms, conditions, agreements, and provisions of the Promissory Note, this Deed of Trust, and all other Loan Documents, including the repayment of all sums advanced, to be advanced, or which may be advanced by the Beneficiary pursuant to or under authorizations contained in this Deed of Trust, even if and to the extent such sums may exceed the face amount of the Promissory Note, this Deed of Trust and any other Loan Document, and (c) any and all other future indebtedness of Trustor to Beneficiary (collectively, the "Obligations"), the Trustor grants, pledges, assigns, transfers, and conveys to the Trustees, in trust, with power of sale, all that lot of ground situated and lying in Lyon County, Nevada and more particularly described on Exhibit "A" attached hereto and made a part hereof;

      TOGETHER WITH any additional or other interest in the Land that the Trustor may hereafter acquire; and

      TOGETHER WITH all of the Trustor's right, title and interest in and to all Improvements; and

      TOGETHER WITH all of the Trustor's right, title and interest in and to all plant, equipment, apparatus, machinery, fittings, appliances, furniture, furnishings, fixtures and other chattels and personal property and replacements thereof, owned by the Trustor and now or at any time hereafter affixed or attached to, incorporated in, placed upon, or in any way used in connection with the current or future utilization, enjoyment, occupation, or operation of the Real Property including by way of example and not by way of limitation, all lighting, heating, ventilating, air conditioning, incinerating, sprinkling, laundry, lifting and plumbing fixtures and equipment, water and power systems, loading and unloading equipment, burglar alarms and security systems, fire prevention and fire extinguishing systems and equipment, engines, boilers, ranges, refrigerators, stoves, furnaces, oil burners or units, communication systems and equipment, dynamos, transformers, motors, tanks, electrical equipment, elevators, escalators, cabinets, partitions, ducts, compressors, switchboards, storm and screen windows and doors, pictures, awnings and shades, sign and shrubbery as well as all building and construction materials and supplies of every kind, nature and description owned by the Trustor and located on, at, or about the Real Property, whether or not yet incorporated into any building, structure, or improvement, or located elsewhere and not as yet delivered to the Real Property, which are intended to be used for the purpose of erecting, renovating, restoring, or repairing any building, structure, or improvement on the Real Property, including by way of example and not by way of limitation, all steel, iron, concrete, sheet rock and plaster board, screws, paint, plaster, plastics, insulation, fiberglass, wood and wood products, glass, bricks, mortar, masonry, pipes, wiring, linoleum and tile and other floor and wall coverings, roofing and roofing materials, framing and molding (collectively, the "Personalty"), as to all of which the Trustor grants and conveys to the Beneficiary a continuing security interest under the Nevada Uniform Commercial Code, as amended, as well as in any and all proceeds and products thereof and all substitutions, renewals and replacements thereof, whether now owned or hereafter acquired, for so long as such items are or remain personal property and not fixtures and permanent additions to the Real Property; and

      TOGETHER WITH all contracts, plans, and specifications, surveys and surveyor's reports, engineer's reports, diagrams and drawings, all licenses, permits and approvals and applications therefor from governmental authorities, deposits, service contracts, books, records, reports, accounting records, invoices, change orders, correspondence, diagrams, drawings, schematics, sales and promotional literature and forms, advertising materials and the like, wherever located and whenever created, compiled, or made with respect to the construction of the Improvements upon the Land and the leasing of space in the completed Improvements, and the Trustor hereby grants to the Beneficiary a continuing security interest under the Nevada Uniform Commercial Code in and to all of the same, and the proceeds, including insurance proceeds, and products thereof, and in all substitutions, renewals, and replacements thereof, now existing or hereafter acquired; and

      TOGETHER WITH a security interest to Beneficiary, which is hereby granted by the Trustor, in all amounts that may be owing at any time and from time to time by the Beneficiary to the Trustor in any capacity, including, but not limited to, any balance or share belonging to the

Trustor in any deposit or other account with the Beneficiary, which accounts shall specifically include the escrow accounts that may be established in accordance with the terms of this Deed of Trust with regard to real property taxes, insurance payments, security deposits, and the like; and

      TOGETHER WITH all easements, rights, privileges, and appurtenances thereunto belonging or in any way appertaining, and all of the right, title, interest, estate, or claim of the Trustor in or to the streets, ways, alleys, and waters adjoining or adjacent to the Real Property, whether now existing or hereafter acquired; and

      TOGETHER WITH all mineral rights, and mining rights, as well as all minerals, dirt, sand, gravel, pebbles, stones, rocks, soil and the like (including oil and gas) which have not been extracted from the Land; and

      TOGETHER WITH all rights, benefits, profits, rents, and monies payable under, by reason of, or with respect to any restrictive covenants, easements, agreements applicable to adjoining lands, or contracts of sale with respect thereto with the right to collect any sums of money at any time payable to the Trustor in consequence of such rights and benefits, including the release, modification, or amendment thereof, for application to sums then due and owing the Beneficiary under the Promissory Note, this Deed of Trust or any other Loan Document and to utilize any collection or enforcement rights or remedies to collect the same available to the Trustor under law, as to all of which, and the proceeds and products thereof, the Trustor hereby grants a continuing security interest therein and thereto unto the Beneficiary; and

      TOGETHER WITH: (a) all of the proceeds of the voluntary or involuntary conversion of the aforementioned property or any part of the aforementioned property into cash or liquidated claims, whether by way of condemnation, insured casualty, judgment or otherwise, as well as a security interest which is hereby granted to the Beneficiary in the same; (b) all rents, profits, and benefits, including any deposits of tenants to secure payment of the same and performance of the terms and conditions of any oral or written lease, with respect to the leasing of all or any portion of the Real Property, with the right to collect such rents, profits, and benefits at any time for application to sums then due and owing the Beneficiary under the Promissory Note, this Deed of Trust or any other Loan Document, and to utilize any collection or enforcement rights or remedies available to the Trustor under law or any written lease, but without any duty or obligation to perform on behalf of the Trustor any of the Trustor's duties or obligations to any lessee; and (c) a security interest in all revenues and profits, accounts receivable and contract rights, including any deposits of purchasers to secure payment of the contract price and performance of the terms and conditions of any contract of sale for the Real Property, with the right to collect the same at any time for application to sums then due and owing the Beneficiary under the Promissory Note, this Deed of Trust or any other Loan Document and to utilize any collection or enforcement rights or remedies available to the Trustor under law or any contract of sale, but without any duty or obligation, to perform on behalf of the Trustor any of the Trustor's duties or obligations to any purchase of the Real Property;

      TO HAVE AND TO HOLD all of the aforementioned property (collectively, the "Secured Property") to the Trustees, and the Trustees' successors and assigns, in trust with power of sale to the Trustees to secure the Obligations provided that, so long as no Event of Default shall have occurred, the Trustor shall have the license to possess and enjoy the Secured Property, and to receive the rents, issues and profits therefrom, subject, however, to the provisions of the Loan Documents; and further provided, that if all of the Obligations are fully paid and satisfied and performed and/or observed, then the lien of this Deed of Trust shall be released by the Beneficiary and the Trustees, and the Trustees shall then, upon the written request of the Trustor, release, terminate, and reconvey the Secured Property to the Trustor at the sole cost and expense of the Trustor.


                                    ARTICLE I
                     COVENANTS AND AGREEMENTS OF THE TRUSTOR

      1.1. Repayment. The Trustor shall pay all indebtedness secured by this Deed of Trust, together with interest thereon and any penalty, fee, charge, deposit, escrow or assessment, at the times and in the manner and amounts set forth in the Promissory Note and other Loan Documents.

      1.2. Performance. The Trustor shall perform and observe all duties, obligations, and requirements and shall comply in all respects with the terms, covenants, conditions, representations and warranties of the Promissory Note, this Deed of Trust and all other Loan Documents.

      1.3. Taxes and Expenses. The Trustor shall pay and discharge, when and as the same come due, before penalty or premium attaches, all taxes of every kind and nature, real and personal, all general and special assessments and levies, all water, sewer and other utility charges, rents, and assessments and any and all other public charges, dues, levies, impositions, or assessments of a like or different nature, imposed upon or assessed against the Secured Property or the rents, issues, income or profits thereof, which are or may become liens against the same, as well as any ground rent to which the Real Property may be subject, and the Trustor will not permit to exist any lien or security interest therefor other than: (a) liens for taxes, assessments, levies, fees, rents, ground rents, and public charges not yet delinquent or which are being contested in good faith; and (b) liens and security interests which the Beneficiary has specifically and in writing consented to the existence of and with respect to which the Trustor has paid currently all sums secured thereby. The Trustor will, upon the request of the Trustees or the Beneficiary, deliver to the Trustees or the Beneficiary receipts evidencing the payment of all such taxes, assessments, levies, fees, rents, ground rents, and public charges imposed upon or assessed against the Secured Property (provided, however, that Trustor may withhold any such payment if Trustor contests in good faith the validity of such payment, and may continue to withhold such payment pending the resolution of the dispute so long as Beneficiary is provided with adequate security, as reasonably determined by Beneficiary, for the payment of the withheld amount and any potentially applicable interest and penalties and such contest does not in the reasonable opinion of Beneficiary put the Secured Property or any portion thereof at risk of any tax lien foreclosure), or the revenues, rents, issues, income, or profits thereof, as well as the payment of all superior liens and security interests with respect to which the Beneficiary may have consented.

      1.4. Insurance. The Trustor shall obtain and shall at all times during the term hereof maintain the following insurance coverages:

            1.4.1. Casualty Insurance. The Trustor shall keep any Improvements constructed on the Land and Personalty thereon insured against loss by fire casualty, and such other hazards and contingencies, including but not limited to lightning, hail, windstorm, explosion, malicious mischief and vandalism, as are covered by extended coverage policies in effect in the area where the Land is located and such other risks as may be reasonably specified by the Beneficiary from time to time, all for the benefit of the Beneficiary; provided that, during any period of construction, restoration or reconstruction of the Improvements, the Trustor shall provide in lieu of such insurance, builders' risk or a similar type of insurance in the amount of the full replacement cost of the Improvements and the equipment. Such insurance shall be written on policy forms and by Lloyds of London or an insurance company lawfully operating in the jurisdiction in which the Real Property is located with a rating of "A-" or better according to A.M. Best Co. Insurance Guide and reasonably satisfactory to the Beneficiary, shall be in an amount equal to the lesser of the outstanding principal balance of the Obligations or the full insurable replacement cost of any such Improvements and Personalty, but in any event shall be in an amount sufficient to prevent co-insurance liability, shall name the Beneficiary as a mortgagee and sole loss payee and shall be endorsed such that the losses thereunder shall be payable to the Beneficiary and not to the Trustor and the Beneficiary or the Trustees, jointly. The policy or policies of such insurance shall include a replacement cost or restoration endorsement and a waiver of subrogation endorsement reasonably satisfactory to the Beneficiary. Original certificates or at Beneficiary's request, originals or certified true copies, of the policy or policies of such insurance and all renewals thereof shall be delivered to and retained by the Beneficiary, and the Trustor shall provide the Beneficiary with receipts evidencing the payment of all premiums due on such policies and the renewals thereof on or prior to the renewal or expiration date thereof. All policies required hereby shall provide and shall bear an endorsement that the insurer shall endeavor to notify Beneficiary not less than ten (10) days prior to any cancellation, termination, endorsement or material amendment (i.e. reduction in coverage). The Trustor shall give the Beneficiary prompt notice of any loss covered by such insurance, and, the Beneficiary shall have the right to adjust and compromise such loss, to collect, receive and receipt the proceeds of insurance for such loss and to endorse the Trustor's name upon any check in payment thereof and, for such purposes the Trustor hereby constitutes and appoints the Beneficiary as its attorney in fact with the power of attorney granted hereby deemed to be coupled with an interest and irrevocable. All monies received as payment for a loss covered by an insurance policy shall be paid over to the Beneficiary, as its interests may appear. The Beneficiary shall, after deducting the reasonable expenses incurred in the collection of the proceeds of any insurance, make the remainder of such proceeds available to the Trustor for the payment of charges or expenses actually incurred by the Trustor in the restoration, reconstruction, repair, renovation or replacement of the affected Improvements and Personalty, provided that: (i) the Beneficiary has approved the plans and specifications for the repair or restoration of the damaged portion of the Improvements and Personalty, the contract for such repair or restoration and the contractor that will perform the same, (ii) the Trustor has deposited with the Beneficiary (or if permitted by the Beneficiary, has made provision satisfactory to the Beneficiary for the payment of) any amounts required for such repair or restoration which exceed the available insurance proceeds, (iii) no Event of Default, or event that with the passage of time would constitute an Event of Default, has occurred and is continuing under the Loan Documents, (iv) the repair or restoration of the Improvements and Personalty reasonably can be completed before the maturity date of the Loan, and (v) the tenants will continue to pay rent without abatement (or the proceeds of business interruption insurance will be adequate in the Beneficiary's judgment to offset any such abatement of rent), otherwise, such proceeds shall be applied in payment of the Obligations.

            1.4.2. Liability and Worker's Compensation Insurance. The Trustor shall obtain and maintain public liability and property damage insurance in such amounts, with such insurance companies, and upon policy forms acceptable to and reasonably approved by the Beneficiary, naming the Beneficiary as an additional insured. Additionally, if Trustor has any employees, the Trustor shall obtain and maintain worker's compensation insurance in such amounts, with an insurance company, and in a form acceptable to and approved by the Beneficiary. The Trustor shall supply to the Beneficiary a copy of the aforesaid liability insurance policies and receipts evidencing the payment of premiums due thereon or, alternatively, certificates from the insurance company certifying to the existence of the policies, summarizing the terms of the policies, and indicating the payment of premiums due thereon. Each of the policies specified herein shall provide that the insurer shall endeavor to provide Beneficiary with ten (10) days prior notice of any material modification (i.e. reduction in coverage) or cancellation.

            1.4.3. Rental Loss Interruption Insurance. The Trustor shall also carry and maintain rental interruption insurance on the Trust Property in the same manner and under the same conditions as provided in 1.4.1 covering debt service, real estate taxes and insurance premiums for a period of at least twelve (12) months.

            1.4.4. Flood Insurance. In the event that all or any portion of the Real Property currently or at any time in the future is determined to be located in a specially designated flood hazard area by the Secretary of Housing and Urban Development or the Director of the Federal Emergency Management Agency, pursuant to the provisions of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, the Trustor shall obtain and maintain flood hazard insurance in the full insurable value of the Improvements or any portion of the Real Property located within such area, or the full amount of flood insurance available, naming the Beneficiary as sole loss payee and complying with all applicable provisions of Section 1.4.1. hereof. The Trustor shall be required to provide flood hazard insurance as described, unless the Trustor's insurance broker or surveyor certifies to the Beneficiary in writing that the Real Property is not in a flood hazard area. The proceeds of any loss payable under a flood insurance policy shall be applied, at the option of the Beneficiary, as set forth in Section 1.4.1. above with respect to casualty insurance proceeds.

            1.4.5. Separate Insurance. The Trustor may not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Beneficiary is included thereon as a named insured with losses payable to the Beneficiary as above provided. The Trustor shall immediately notify the Beneficiary whenever any such separate insurance is taken out and shall promptly deliver to the Beneficiary certificates, or if requested by Beneficiary the policy or policies, of such insurance.

      1.5. Advancements. If the Trustor should fail to perform any of the covenants contained in this Deed of Trust, or to protect or preserve the Secured Property or the status and priority of the lien and security interest of this Deed of Trust, the Beneficiary may, but shall not be obligated to, make advances to perform the same on behalf of the Trustor or to protect or preserve the Secured Property or the status and priority of the lien and security interest of this Deed of Trust, and all sums so advanced shall immediately upon advancement become a lien and security interest upon the Secured Property and shall be secured by this Deed of Trust. For the purposes of taking any and all acts as set forth in this Section 1.5., the Trustor hereby constitutes and appoints the Beneficiary as its attorney in fact and the power of attorney granted hereby shall be deemed to be coupled with an interest and irrevocable. The Trustor, will repay on demand all sums so advanced on the Trustor's behalf, plus any expenses or costs incurred by the Trustees or the Beneficiary, including reasonable attorneys fees, with interest thereon at the highest rate of interest permitted under the Promissory Note. The provisions of this Section shall not be construed to prevent the institution of foreclosure or other rights and remedies of the Trustees upon the occurrence of an Event of Default hereunder.

      1.6. Condition and Use of Improvements. The Trustor will not commit any waste on the Secured Property or make any change in the use of the Secured Property which will in any way increase any ordinary fire or other hazard insurance risk arising out of the construction of improvements on or operation of the Secured Property or at any time abandon the Secured Property. The Trustor will at all times maintain and keep the Secured Property in good operating order and condition, ordinary wear and tear excepted, and will promptly make, from time to time, all repairs, renewals, replacements, additions, and improvements to so maintain the Secured Property. The Trustor will comply with all statutes, ordinances, rules, regulations, or laws affecting the Secured Property or the use thereof. The Improvements shall not be removed, demolished or substantially altered, nor shall any material Personalty be removed therefrom, without the prior written consent of the Trustees or the Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed, except that no consent shall be required where appropriate replacements, free of superior title, liens, security interests, or claims, and of a value at least equal to the value of the Personalty removed, are immediately made. Upon receipt of written notice the Trustor will permit the Trustees or the Beneficiary, or their agents or employees, at all reasonable times to enter and inspect the Secured Property.

      1.7. Title to Real Property; Liens. The Trustor has as of the date hereof, and shall maintain at all times during the term of this Deed of Trust, good and marketable title to the Secured Property free and clear of any and all liens, charges, restrictions, encumbrances, security interests and adverse claims whatsoever, excepting any liens, charges, restrictions, encumbrances or security interests which: (a) are set forth in the title insurance policy issued in favor of, and approved by, the Beneficiary with respect to the Secured Property; (b) are expressly permitted by the provisions of this Deed of Trust or any of the other Loan Documents; (c) are granted to the Beneficiary; or (d) are consented to in writing by the Beneficiary.

      1.8. Transfer or Encumbrance; Change of Control. Except as may be permitted under the Credit Agreement, title to all or any portion of the Secured Property may not be acquired by any person, individual, partnership, or corporation by voluntary or involuntary conveyance, transfer, grant or assignment, by operation of law, or in any other manner, nor shall the Secured Property become encumbered or charged with a lien or security interest of any kind or variety, excepting the mortgages or deeds of trust disclosed in writing to and approved in writing by the Beneficiary, and other "Permitted Liens" as defined in the Credit Agreement, whether voluntary or involuntary, including any mechanic's or materialmen's lien or judgment lien, senior, junior, or of equal priority to the lien and security interest of this Deed of Trust, without the prior written consent of the Trustees or the Beneficiary. A conveyance, transfer, grant, or assignment of, or a pledge, encumbrance, or creation of a lien or security interest in any interest in the Trustor, whether or not a conveyance, transfer, grant, or assignment of or a pledge, encumbrance, or creation of a lien or security interest in the membership interests in Trustor is with respect to all or only a part of the total number of outstanding membership interests, shall be considered to be a transfer or encumbrance of the Secured Property and subject to the provisions of this Section. Except as consented to by the Beneficiary in writing, control and management of the Secured Property shall be vested as presently owned by the Trustor and may not be transferred, assigned or conveyed to or acquired by any person. The contrary notwithstanding, in the event the ownership of the Secured Property becomes vested in a person, individual, partnership, or corporation or limited liability company other than the Trustor, the Trustees or the Beneficiary may, without notice to the Trustor, deal with such successor or successors in interest with reference to this Deed of Trust and the indebtedness secured by it in the same manner as with the Trustor, and any extension of the time of the indebtedness or any other modifications of the terms of the indebtedness at the instance of the then owner of the Secured Property shall not relieve the Trustor of the Trustor's liability on the Promissory Note hereby secured or from the performance of any of the covenants and agreements contained herein or any of the covenants, terms, conditions, provisions, representations, or warranties contained in the Loan Documents, whether the extension or modification be made with or without the consent of the Trustor; provided Trustor shall not be bound by modifications made without its consent.

      1.9. Condemnation. The Trustor, within seven business days of obtaining knowledge of the institution of any proceedings for the taking or condemnation of the Secured Property or any portion thereof, or any interest therein or right accruing thereto, will notify the Trustees and the Beneficiary of the pendency of such proceedings, describing in detail the nature and extent of such taking or condemnation. The Trustees or the Beneficiary may participate in any such proceedings and the Trustor from time to time will deliver to the Trustees or the Beneficiary all instruments requested by them to permit such participation. Until the occurrence of an Event of Default, the Trustees or Beneficiary shall not participate in any hearings without the presence of Trustor nor shall the Trustees or the Beneficiary accept or negotiate the amount of any such award without the Trustor's written consent. The Trustees or the Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. In any such condemnation proceedings, the Trustees or the Beneficiary may be represented by counsel selected by them and the Trustor shall pay, the reasonable attorneys' fees incurred by them at the Trustor's sole expense. The proceeds of any award or compensation so received shall be, and hereby are, assigned by the Trustor to the Beneficiary, shall be payable to the Beneficiary and, if less than a substantial portion of the Secured Property is damaged, taken or transferred in a condemnation, or if the Beneficiary does not elect to accelerate the Loan as a consequence of such condemnation, then the Beneficiary may require the Trustor to repair, restore or replace the Secured Property or the affected portion thereof as nearly as practical to its condition immediately before the condemnation, and in such event any net proceeds of the condemnation will be applied to the costs of such repair, restoration or replacement. The term "substantial portion" as used above and further herein means so much of the Secured Property as will have, in the Beneficiary's opinion, a material effect on the use and occupancy of the Secured Property or on the ability of the Trustor to make required payments of principal and interest on the Promissory Note.

      1.10. Future Advances. The Beneficiary may make future advances to the Trustor and may advance or readvance funds to the Trustor and all such future advances and readvances shall be fully secured by the lien and security interest of this Deed of Trust.

      1.11. Status. Except as otherwise permitted under the Credit Agreement, the Trustor shall maintain in full force and effect the Trustor's status as a validly existing limited liability companies under the laws of the State of Delaware and the Commonwealth of Virginia and all rights and privileges incident thereto.

      1.12. Estoppel Certificate. The Trustor shall, upon written notice, deliver within ten (10) days of the giving of such notice, a written statement, duly acknowledged, setting forth the amount of principal, interest, penalty, and other charges or assessments due the Beneficiary as of the notice date and whether any offsets or defenses are known to exist against any of the same.

      1.13. Compliance with Laws; Restrictive Covenants. The Trustor shall comply with all applicable rules and regulations of the federal, state, and local governmental authorities having jurisdiction over the Secured Property; the Trustor shall also comply with all restrictions, covenants, easements and other limitations on the use of the Secured Property contained in documents of public record.

      1.14. Preservation of Lien. The Trustor shall take all reasonable steps and do all things necessary, convenient, or proper, to establish, protect, preserve, and maintain the priority and status of the lien and security interest in the Secured Property established or intended to be established by this Deed of Trust.

      1.15. Further Assurances. In addition to the acts recited herein and contemplated to be performed, executed and/or delivered by the Trustor, the Trustor hereby agrees at any time and from time to time to perform, execute and/or deliver to the Beneficiary upon request, any and all such further acts, additional instruments, or further assurances as may be reasonably necessary or proper to: (i) promptly correct any defect, error or omission which may be discovered in this Deed of Trust or any other Loan Document, and execute any and all additional documents, as may be requested by the Beneficiary to correct such defect, error or omission; (ii) assure the Beneficiary a valid second priority lien and second priority perfected security interest in the Secured Property;
(iii) create, perfect, preserve, maintain and protect the liens and security interests created or intended to be created hereby; and (iv) provide the rights and remedies to Beneficiary granted or provided for herein. The Trustor shall, upon ten (10) business days written notice from the Beneficiary, execute and deliver such additional deeds of trust, supplemental deeds of trust, financing statements, continuation statements or other instruments and documents which may be reasonably required from time to time by the Beneficiary to provide the further assurances as above set forth. If the Trustor fails, within such ten
(10) business day period to execute and deliver to the Beneficiary such required further assurances, the Trustor shall thereupon automatically and irrevocably have appointed and constitute and appoint the Beneficiary as the Trustor's attorney in fact for the purpose of executing such required further assurances, the power of attorney hereby given being a power of attorney coupled with an interest and irrevocable.

      1.16. Environmental Protection. The Trustor represents and warrants that:
(i) the Trustor has no knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (the "Hazard"), as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C ss.ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976. (the Solid Waste Disposal Act or RCRA), 42 U.S.C. ss.ss.6901 et seq., as amended; the Toxic Substance Control Act (TSCA) 15 U.S.C. ss.ss.2601 et seq., or in any other federal, state or local law governing hazardous substances, as such laws may be amended from time to time, (collectively, the "Act"), at, upon, under or within the Secured Property; and
(ii) the Trustor has not caused or permitted to occur and shall use its best efforts not to permit to exist, any condition which may cause or constitute a Hazard at, upon, under or within the Secured Property. The term "Hazard" includes but is not limited to asbestos, polychlorinated biphenyl (PCBs) and lead based paints.

            1.16.1. The Trustor further represents and warrants that (i) neither the Trustor nor, to the best of its knowledge, any other party, is or will be involved in operations upon the Secured Property, which operations could lead to
(a) the imposition of liability on the Trustor or on any other subsequent or former owner of the Secured Property under the Act; or (b) the creation of a lien on the Secured Property under the Act or under any similar laws or regulations;

and (ii) the Trustor has not permitted, and will not permit, any tenant or occupant of the Secured Property to engage in any activity that could impose liability under the Act on such tenant or occupant, on the Trustor or on any other owner of any of the Secured Property.

            1.16.2. The Trustor has complied, and shall comply, in all material respects with the requirements of the Act and related regulations and with all similar laws and regulations and shall notify the Beneficiary immediately in the event of any Hazard or the discovery of any Hazard at, upon, under or within the Secured Property. The Trustor shall promptly forward to the Beneficiary copies of all orders, notices, permits, applications or other communications and reports in connection with any Hazard or the presence of any Hazard or any other matters relating to the Act or any similar laws or regulations, as they may affect the Secured Property.

            1.16.3. Promptly upon the written request of the Beneficiary from time to time, when the Beneficiary has a reasonable basis for believing a violation of the Act may have occurred, the Trustor shall provide to the Beneficiary, at the Trustor's expense, an environmental site assessment or environmental audit report, prepared by an environmental engineering firm acceptable in the reasonable opinion of the Beneficiary, to assess with a reasonable degree of certainty the presence or absence of any Hazard and the potential costs in connection with abatement, cleanup or removal of any Hazard found on, under, at or within the Secured Property.

            1.16.4. The Trustor shall defend and indemnify the Beneficiary and hold the Beneficiary harmless from and against all actual loss, liability, damage and expense, including reasonable attorneys' fees, suffered or incurred by the Beneficiary, whether as holder of this Deed of Trust, as mortgagee in possession, or as successor-in-interest to Trustor by foreclosure deed or deed in lieu of foreclosure, under or on account of the Act or any similar laws or regulations, including the assertion of any lien thereunder: (i) with respect to any Hazard, or the presence of any Hazard affecting the Secured Property whether or not the same originates or emanates from the Secured Property, including any loss of value of the Secured Property as a result of the foregoing so long as no such loss, liability, damage and expense is attributable to any Hazard resulting from actions on the part of the Trustees or Beneficiary; and (ii) with respect to any other matter affecting the Secured Property within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state or local environmental agency. The Trustor's obligations under this Section shall arise upon the discovery of the presence of any Hazard under the Act, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazard. The Trustor's obligations under this Section shall not extend to those matters specified in (i) and (ii) above if such matters arose subsequent to the Release Date as defined in the Credit Agreement.

            1.16.5. In the event of any Hazard, or the presence of any hazardous substance affecting the Secured Property, whether or not the same originates or emanates from the Secured Property or any contiguous real estate, and if the Trustor shall fail to comply with any of the requirements of the Act or related regulations or any other environmental law or regulation within the time established by any regulatory agency, the Beneficiary may at its election, but without the obligation to do so: (i) give such notices and/or cause such work to be performed at the Secured Property; and/or (ii) take any and all other actions as the Beneficiary shall reasonably deem necessary or advisable in order to abate the Hazard, remove the hazardous substance or cure the Trustor's noncompliance. Any amounts so paid by the Beneficiary pursuant to this Section, together with interest thereon at the highest rate of interest permitted under the Promissory Note from the date of written notice of invoice to Trustor by the Beneficiary, shall be immediately due and payable by the Trustor to the Beneficiary upon demand and until paid shall be added to and become a part of the indebtedness under the Loan Documents and shall be secured by this Deed of Trust.

            1.16.6. The provisions of this Section 1.16. are for the benefit of the Beneficiary only and cannot be assigned to any other party, whatsoever, except by assignment of the Promissory Note and the Loan Documents by the current Beneficiary to a successor lender.

      1.17. Right of Entry. The Trustor hereby grants to the Beneficiary and the Beneficiary's agents and representatives, the right, upon twenty-four (24) hours prior written request, to enter into and upon all or any part of the Secured Property, subject to the rights of tenants under the Leases, for such purposes as the Beneficiary deems reasonably necessary to protect the value of the Secured Property, at any time and from time to time during normal operating hours, regardless of whether or not the Trustor is in default hereunder or under any other Loan Document.

      1.18. Management of Property. Trustor will not enter into a management agreement with any other party, or otherwise permit any other party to manage the operation or leasing of the Property without Beneficiary's prior written consent.


                                   ARTICLE II
                    TRUSTOR'S WARRANTIES AND REPRESENTATIONS

      2.1. Authority. The Trustor has full right, power, and authority to execute this Deed of Trust. The Trustor has and will continue to have full power and lawful authority to encumber and convey the Secured Property as provided herein, and this Deed of Trust is and will continue to remain a valid and enforceable lien and security interest upon the Secured Property.

      2.2. Title. The Trustor owns for its own account, and not as agent or trustee for another, good and marketable fee simple title to the Secured Property free and clear of any lien and security interest and any other encumbrance, easement, or restriction whatsoever not approved by the Beneficiary.

      2.3. Permits. All permits, licenses, certificates, approvals, easements, and agreements that are necessary for the construction of the Improvements for the intended use and occupancy of the Real Property have been obtained and are in full force and effect, and there are no violations or claimed violations thereof.

      2.4. Compliance with Law. The Real Property and the intended use and occupancy thereof do not violate any flood plain, building, zoning, or any other laws, ordinances, rules, and regulations.

      2.5. Flood Plain. Any Improvements will not be located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, or any successor law; or if any improvements are located in such an area, the Trustor will obtain and maintain the insurance for such Improvements as specified in Section 1.4.3. of this Deed of Trust.

      2.6. Validity of Loan Documents. The Trustor hereby represents and warrants that: (a) The execution, delivery and performance by the Trustor of the Promissory Note and the other Loan Documents: (i) are within the legal powers of the Trustor, (ii) have been duly authorized by all requisite action, (iii) have received all necessary governmental approval, and (iv) will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation or bylaws of the Trustor (if the Trustor is a corporation), the limited partnership agreement or certificate of limited partnership of the Trustor (if the Trustor is a limited partnership), the articles of organization, certificate of organization or operating agreement of the Trustor (if the Trustor is a limited liability company) or any indenture, agreement or other instrument to which the Trustor is a party or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of the Loan Documents; and (b) the Promissory Note and the other Loan Documents, when executed and delivered by the Trustor, will constitute the legal, valid and binding obligations of the Trustor and other obligors named therein, if any, enforceable in accordance with their respective terms.

      2.7. Taxes. The Trustor: (a) has filed all federal, state and local tax returns and other reports which the Trustor is required by law to file prior to the date hereof and which are material to the conduct of the business of the Trustor; (b) has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof except those being contested in good faith; and (c) has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable.

      2.8. Litigation. Except as disclosed in the Credit Agreement, there is not now pending against or affecting the Trustor or the Secured Property, nor, to the knowledge of the Trustor, is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency which could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

      2.9. Other Information. All other information, reports, financial statements, papers and data given to the Beneficiary with respect to the Trustor or the Secured Property or to others obligated under the terms of the Loan Documents are accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Beneficiary a true and accurate knowledge of the subject matter.


                                   ARTICLE III
                                EVENTS OF DEFAULT

      The following shall constitute events of default (individually an "Event of Default" and collectively "Events of Default") under this Deed of Trust and shall entitle the Trustees or the Beneficiary to exercise all rights and remedies provided in Article IV:

      3.1. Default under Credit Agreement. Any Event of Default under the Credit Agreement, after the expiration of all applicable notice and cure periods as that term is defined in the Credit Agreement.

      3.2. Failure to Perform. A failure to perform or observe, or a default under, any of the terms, covenants, conditions, agreements or provisions of this Deed of Trust.

      3.3. Failure to Perform Under Other Loan Documents. A failure to perform or observe, or a default under any of the terms, covenants, conditions and provisions of the Promissory Note or any other Loan Document, after the expiration of all applicable notice and cure periods.

      3.4. Failure of Warranty or Representation. The failure of any warranty or representation set forth in this Deed of Trust to be true and accurate in all material respects on the date hereof.

      3.5. Material Adverse Change in Use of Property. A change in any rule, statute, law or ordinance, whether at the local, state or federal level, effecting the use of the Secured Property, which change results in a material adverse change in the permitted use of the Secured Property.

      3.6. Cross Default. The default by the Trustor under any obligation or indebtedness to the Beneficiary, whether now existing or hereafter arising, which default is not cured within any applicable cure or grace period.

      3.7. Transfer of Property. There being, without the prior written consent of the Beneficiary, a transfer of any of the Secured Property or an interest in the Trustor in violation of Section 1.8 of this Deed of Trust, including but not limited to the Trustor selling or transferring the Secured Property or any portion thereof or granting a security interest in the Secured Property or otherwise encumbering the same.

      3.8. Condemnation. If all or any substantial portion (as defined in Section 1.9 above) of the Secured Property is damaged, taken or transferred under, or in lieu of the exercise of, the power of eminent domain.

      3.9. Default Under Permitted Liens. The default under any document or instrument creating a lien or security interest in the Secured Property, whether senior, junior, or of equal priority to the lien and security interest of this Deed of Trust which default is not cured within any applicable cure or grace period.


                                   ARTICLE IV
                               RIGHTS AND REMEDIES

      Upon the occurrence of any Event of Default, the Trustees or the Beneficiary may, at their option and without notice or demand, accelerate and declare immediately due and payable all sums due on or by reason of the Promissory Note, this Deed of Trust or any other Loan Document, this Deed of Trust being and is subject to call upon default, and the Trustees or the Beneficiary may take possession of all or any portion of the Secured Property and sell the same at auction as provided below and may, with or without declaring the aforementioned sums immediately due and payable and with or without foreclosing, exercise any other right or remedy provided for herein or in the Promissory Note, any other Loan Document or applicable law, including, but not at its option, limited to the following:

      4.1. Foreclosure; Sale of Secured Property.

            (a) Time is of the essence hereof. Upon the occurrence of an Event of Default, Beneficiary may, at its option and in its sole and absolute discretion, deliver to the Trustee written declaration of default and demand for sale and of written Notice of Breach and Election to Sell (this term is interchangeable with Notice of Default and Election to Sell) to cause the Property to be sold to satisfy the obligations hereof, which Notice the Trustee shall cause to be filed for record. Beneficiary also may deposit with the Trustee, the Promissory Note and all documents evidencing expenditures secured hereby.

            (b) After the lapse of such time as may then be required by law following the recordation of said Notice of Breach and Election to Sell, and notice of sale having been given as then required by law, the Trustee without demand on Trustor, shall sell the Property at the time and place fixed by it in said notice, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder, for cash in lawful money of the United States payable at the time of sale. The Trustee may, for any cause it deems expedient, postpone the sale of all or any portion of the Property until it shall be completed and, in every case, notice of postponement shall be given by public announcement thereof at the time and place last appointed for the sale and from time to time thereafter the Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement. The Trustee shall execute and deliver to the purchaser its Trustee's Deed conveying the Property so sold but without any covenant or warranty, express or implied. The recitals in the Trustee's Deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Beneficiary, may bid at the sale.
After deducting all costs, fees and expenses of the Trustee and of this Trust, including the cost of any evidence of title procured in connection with such sale, the Trustee shall apply the proceeds of sale to the payment of: (1) all sums expended under the terms hereof, not then repaid, with accrued interest at the Default Rate; (2) all other sums then secured hereby; and (3) the remainder, if any, to the person or persons legally entitled thereto.

            (c) If an Event of Default shall have occurred, Beneficiary may, either with or without entry or taking possession as hereinafter provided or otherwise, and without regard to whether or not the Obligations and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (A) to enforce payment of the Promissory Note or the performance of any term hereof or any other right; (B) to foreclose this Deed of Trust in the manner provided by law for the foreclosure of deeds of trusts on real property and to sell, as an entirety or in separate lots or parcels, the Property pursuant to the laws of the State of Nevada or under the judgment or decree of a court or courts of competent jurisdiction and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; and (C) to pursue any other remedy available to it at law or in equity. Beneficiary shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine. Any sale of the Property pursuant to this Section 6.5 shall be referred to as a "Foreclosure Sale".

      4.2. [Intentionally deleted]

      4.3. Right to Enter, Take, Possess and Operate. The Trustees, the Beneficiary or their agents or attorneys:

            (a) If an Event of Default shall have occurred, (i) Trustor upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession and, to the extent permitted by law, Beneficiary itself, or such officers or agents as it may appoint, may enter, and take possession of all of the Property or any part thereof, and may exclude Trustor and its agents and employees wholly therefrom and may have joint access with Trustor to the books, papers and accounts of Trustor; and (ii) Trustor will pay monthly in advance to Beneficiary on Beneficiary's entry into possession, or to any receiver appointed to collect Rents of the Property the fair and reasonable rental value for the use and occupation of such part of the Property as may be in possession of Trustor and upon default in any such payment will vacate and surrender possession of such part of the Property to Beneficiary or to such receiver and, in default thereof, Trustor may be evicted by summary proceedings or otherwise.

            (b) If Trustor shall for any reason fail to surrender or deliver the Property or any part. thereof after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary or the Trustee the right to immediate possession or requiring Trustor to deliver immediate possession of all or part of the Property to Beneficiary or the Trustee and Trustor hereby specifically consents to the entry of such judgment or decree. Trustor shall pay to Beneficiary or the Trustee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary or the Trustee, their attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

            (c) Upon every such entering upon or taking of possession, the Beneficiary or the Trustee may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time in its sole and absolute discretion:

            (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and Improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personality and other property;

            (ii) insure or keep the Property insured;

            (iii) manage and operate the Property and exercise all the rights and powers of Trustor in its name or otherwise with respect to the same;

            (iv) Enter into agreements with others to exercise the powers herein granted the Beneficiary or the Trustee, all as Beneficiary or the Trustee from time to time may determine; and Beneficiary or the Trustee may collect and receive all the Rents thereof, including those past due as well as those accruing thereafter; enforce any and all Lease provisions, and shall apply the monies so received by the Beneficiary or the Trustee in such priority as Beneficiary may determine to (1) the payment of interest and principal due and payable on the Promissory Note; (2) the cost of insurance, taxes, assessments and other proper charges upon the Property or any part thereof; (3) the reasonable out-of-pocket compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or the Trustee; and (4) any other charges or costs required to be paid by Trustor under the terms hereof.

            Beneficiary or Trustee shall surrender possession of the Property to Trustor only when all that is due upon such interest and principal, tax and insurance deposits, and all amounts under any of the terms of this Deed of Trust, shall have been paid and all defaults fully cured. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

      4.4 Purchase by Beneficiary. Upon any such foreclosure sale, Beneficiary may bid for and purchase the Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

      4.5 Application of Obligations Towards Purchase Price. Upon any such foreclosure sale, Beneficiary may, if permitted by law, and after allowing for costs and expenses of the sale, compensation and other charges in paying the purchase price, apply any portion of or all of the Obligation and other sums due to Beneficiary under the Promissory Note, the Credit Agreement, this Deed of Trust or any other instrument or document securing the Promissory Note or otherwise heretofore or hereafter executed in connection with the Obligation hereunder, in lieu of cash, the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

      4.6 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Trustor agrees to the full extent permitted by law that in case of a default on its part hereunder, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Trustor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that the Trustee or any court having jurisdiction to foreclose such lien may sell the Property in part or as an entirety.

      4.7 Receiver. If an Event of Default shall have occurred, Beneficiary, to the extent permitted by law and without regard to the value, adequacy or occupancy of the security for the Obligations and other sums secured hereby, shall be entitled as a matter of right, if it so elects, to the appointment of a receiver to enter upon and take possession of the Property and to collect all Rents, enforce any Lease provisions and other benefits thereof and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction by ex parte application and without notice of hearing, such notice of hearing being hereby expressly waived. The expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained, shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Property and to collect all Rents, enforce any Lease provisions and other benefits thereof whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof. Beneficiary shall be liable to account only for such Rents and other benefits actually received by Beneficiary, whether received pursuant to this paragraph or paragraph 6.6. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits, and instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to Beneficiary.

      4.8 Suits to Protect the Property. Beneficiary shall have the power and authority, but shall have no obligation, to institute and maintain any suits and proceedings as Beneficiary may deem advisable (a) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this Deed of Trust; (b) to preserve or protect its interest in the Property; and

(c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be otherwise prejudicial to Beneficiary's interest.

      4.9 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding affecting Trustor or any guarantor of any of Trustor's obligations, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim or other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire Obligation due and payable by Trustor under the Promissory Note, the Credit Agreement, this Deed of Trust and any other instrument or document securing the Promissory Note, or otherwise heretofore or hereafter executed in connection with the Obligation hereunder, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

                  (a) may, prior to or subsequent to the institution of any foreclosure proceedings, enter into and upon all or any part of the Secured Property, and each and every part thereof, and may exclude the Trustor and its agents and servants therefrom and may use, operate, manage and control the Secured Property and conduct the business thereon, either personally or by their superintendents, managers, agents, servants, attorneys or receivers; and

                  (b) may, upon every such entry, at the expense of the Trustor and the Secured Property, maintain, repair and restore the Secured Property and may complete the construction of any Improvements, and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Trustor and the Secured Property, the Beneficiary may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and

                  (c) shall in every such entry have the right to manage and operate the Secured Property and to carry on the business thereof, take possession of all books, records and accounts relating thereto and exercise all rights and powers of the Trustor with respect thereto either in the name of the Trustor or otherwise as it shall deem best without interference from the Trustor; and the Beneficiary shall be entitled to collect and receive all Rent pursuant to Article VI hereof, and after deducting the costs, liabilities and expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Secured Property or any part thereof, as well as just and reasonable compensation for the services of the Beneficiary and for all attorneys, counsel, agents, clerks, servants and other employees arising as aforesaid, first, to the payment of sums due under the

      Promissory Note in the order of application as set forth therein, when and as the same shall become payable in accordance with the terms thereof, and second, to the payment of any other sums required to be paid by the Trustor under this Deed of Trust and any other Loan Document, as the Beneficiary may elect; and

                  (d) may incur costs, expenses and liabilities of every character in managing, operating, maintaining, protecting or preserving the Secured Property, which, if not paid out of Rents shall constitute a demand obligation owing by Trustor and shall draw interest from the date of expenditure until paid at the highest rate of interest permitted under the Promissory Note, and shall constitute a portion of the obligations secured hereby. If necessary to obtain the possession provided for above, the Trustees or the Beneficiary, as the case may be, may invoke any and all legal remedies to dispossess Trustor. In connection with any action taken by the Beneficiary pursuant to this Section 4, the Beneficiary shall not be liable for any loss sustained by Trustor resulting from any failure to rent the Secured Property, or any part thereof, or from any other act or omission of the Beneficiary in managing the Secured Property unless such loss is caused by the gross negligence, willful misconduct or bad faith of the Beneficiary in managing the Secured Property. Subject to the foregoing the Trustor shall and does hereby agree to indemnify the Beneficiary for, and to hold the Beneficiary harmless from, any and all liability, loss or damage which may or might be incurred under or by reason of this instrument or the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against the Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any obligations of the Trustor. Should the Beneficiary incur any such liability under or by reason of this instrument or the exercise of rights or remedies hereunder or in defense of any such claims or demands, the amount, thereof, including costs, expenses and reasonable attorneys fees, shall be secured hereby. This Section 4.4. shall not operate to place responsibility upon the Beneficiary for the control, care, management or repair of the Secured Property, nor shall it operate to make the Beneficiary responsible or liable for any waste committed on the Secured Property by the tenants or by any other parties or for any dangerous negligence in the management, upkeep, repair or control of the Secured Property resulting in loss or injury or death to any tenant, licensee, employee or person.

      4.10. Waivers of the Trustor. The Trustor waives, and agrees not to at any time insist upon, plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension or moratorium law, any exemption from execution of sale of the Secured Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust. The Trustor additionally waives, and agrees not to claim, take, or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Secured Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provisions herein, or pursuant to the decree, judgment, or order of any court of competent jurisdiction. The Trustor also waives any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and the Trustor hereby covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Trustees. The Trustor further waives, to the extent that the Trustor lawfully may, all right to have the Secured Property marshaled upon any foreclosure under this Deed of Trust.

      4.11. Uniform Commercial Code. The Beneficiary, or the Trustees acting on behalf of the Beneficiary, may exercise all rights and remedies of a secured creditor under the Nevada Uniform Commercial Code, as amended, with respect to any part of the Secured Property constituting personal property and subject to the secured interest created by this Deed of Trust, including the right to take possession of the aforementioned personal property without the use of judicial process and the right to require the Trustor to assemble the same at the Real Property or such other place as the Beneficiary or Trustees may notify the Trustor. Any disposition of so much of the Secured Property as may constitute personal property and subject to the security interest created by this Deed of Trust shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper of local circulation in the community where the Real Property is located. Any notice required by the Nevada Uniform Commercial Code to be given to the Trustor shall be considered reasonable and properly given if given by written notice at least ten (10) days prior to the date of any scheduled public sale.

      4.12. Right of Setoff. The Beneficiary may setoff any amounts or sums in any account or represented by any certificate with the Beneficiary in the name of the Trustor or in which the Trustor has an interest therein.

      4.13. Remedies and Cumulative Rights. The rights and remedies provided in this Article IV shall be nonexclusive and shall be in addition to all other remedies and rights available under any other Loan Document or applicable law. All rights and remedies available upon an Event of Default shall be cumulative and the exercise of any one or more of the available rights and remedies shall not be considered as or result in a waiver of any other right or remedy and any particular right or remedy may be exercised in conjunction with any or all other rights and remedies provided hereunder or under any other Loan Document.


                                    ARTICLE V
                               SECURITY AGREEMENT

      5.1 This Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of the recording hereof in accordance with Nevada Revised Statutes ("NRS") 104.9502. In connection therewith, the addresses of the Trustor as debtor ("Debtor") and Beneficiary as secured party ("Secured Party") are as set forth in 7.16 hereof. The foregoing address of Beneficiary, as the Secured Party, is also the address from which information concerning the security interest may be obtained by any interested party.

            (a) The property subject to this fixture filing is described in the granting clause above.

            (b) Portions of the property subject to this fixture filing as identified in (a) above are or are to become fixtures related to the real estate described on Exhibit A to this Deed of Trust.

            (c) Secured Party is:       FIRST UNION NATIONAL BANK

            (d) Debtor is:              TREX COMPANY LLC

            5.2. Financing Statements. If required by Beneficiary, the Trustor shall execute and deliver to the Beneficiary, in form and substance satisfactory to the Beneficiary, such financing statements and such further assurances as the Beneficiary may, from time to time, consider reasonably necessary to create, perfect and preserve the Beneficiary, security interest herein granted, and the Beneficiary may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. The addresses of the Trustor, as debtor, and the Beneficiary, as secured party, are as set forth herein.


                                   ARTICLE VI
                         ASSIGNMENT OF LEASES AND RENTS

      6.1. Assignment of Leases and Rents. In the event all or any portion of the Real Property currently or at any time hereafter is leased to any person or persons for any period or term, independent of the duration thereof, the Trustor hereby absolutely, irrevocably and unconditionally assigns to the Beneficiary any and all such leases (the "Leases"), including all extensions and renewals thereof, and all rents and other payments and benefits (the "Rent") due the Trustor as a result of the Leases as security for the repayment of the Loan. This assignment shall be effective immediately, and shall be subject only to the license as set forth in Section 6.2. herein.

      6.2. Collection of Rent. So long as there exists no Event of Default, the Trustor shall have a license to collect all Rent directly. All such Rent collected by the Trustor pursuant to this license shall be held by the Trustor in trust for the Beneficiary, and may be used by the Trustor only for such purposes as approved by the Beneficiary. Such license shall automatically terminate upon the occurrence of any Event of Default. In the event of the termination of the license, should the Beneficiary wish to collect the Rent assigned to the Beneficiary directly, the Beneficiary shall mail to the Trustor, and may mail to the Trustor's lessees at their addresses as reflected in the records of the Beneficiary, a written notice of such election. Such an election to collect the Rent directly may be made by the Beneficiary at any time and from time to time following the occurrence and during the continuance of an Event of Default, and may be made with one or more lessees or successor lessees of the Trustor following the occurrence of an Event of Default so long as any of the Obligations remain outstanding and unsatisfied.

      6.3. Termination of Assignment. All rights of the Beneficiary to an assignment of leases and rents shall cease immediately upon full satisfaction of the Trustor's obligations under the Loan Documents. The execution and recordation among the land records of a release of the Deed of Trust shall automatically, and without the execution or recordation among the land records of a specific and separate release or reassignment by the Beneficiary, be a release and reassignment to the Trustor of this assignment of leases and rents.

      6.4. Beneficiary Has All Rights of Trustor Under Leases. After an election to collect Rent has been made by the Beneficiary as provided in Section 6.2. hereof, the Beneficiary shall have all rights and privileges of the Trustor, either as provided in any written lease document between the Trustor and the Trustor's lessee or as provided by law, to collect Rent due and payable by a lessee as a result of the lessee's use of all or any portion of the Secured Property. The Beneficiary shall have no obligation to enforce the Beneficiary's rights and remedies for the collection of Rent in the name of or on behalf of the Trustor and may do so directly in the Beneficiary's own name. The Beneficiary shall, however, have no obligation or duty to enforce payment or collection of Rent and shall be chargeable only with such Rent as may actually be received.

      6.5. Beneficiary Has No Obligation to Perform Trustor's Obligations Under Lease. The Beneficiary shall have no obligation to the Trustor or to the Trustor's lessee to perform the Trustor's obligations under any Lease. The Trustor agrees to indemnify and hold the Beneficiary harmless (including payment of the Beneficiary's attorneys' fees) from any attempts by any lessee of the Trustor to force or compel the Beneficiary to meet the Trustor's obligations to a lessee of the Secured Property under any Lease. The Trustor further covenants and agrees to meet and fulfill all of the Trustor's obligations to any lessee of the Land under any Lease, even if the Beneficiary has exercised the Beneficiary's election to collect Rent directly.

      6.6. Consent of Trustor; Right to Approve Leases. The Trustor further agrees to supply the Beneficiary the standard form of Lease and rent roll and, on request, with copies of all written lease agreements and the names and mailing addresses of all lessees. The Beneficiary during the term of this Deed of Trust shall have the right to approve all Leases. Any lease of the Secured Property not in conformance with the form of lease and rent roll approved by the Beneficiary and not otherwise approved by the Beneficiary shall constitute an Event of Default hereunder without notice or grace period. All Leases shall be subordinate to the lien of the Deed of Trust and shall specifically so provide in the lease document.

      6.7. No Further Assignments; Recordation; Beneficiary Not Mortgagee in Possession. The Trustor may not make any further rent or lease assignments regarding the Secured Property while this Assignment is in full force and effect. Nothing contained herein shall be deemed to constitute the Beneficiary, or the Trustees, as mortgagee, or trustees, in possession.

      6.8. No Advance Collection of Rent. Except as otherwise approved in writing by the Beneficiary, the Trustor agrees not to collect any Rent from any lessee more than thirty (30) days in advance of its due date under any Lease; furthermore, the Beneficiary shall not be bound by any payment of rent in advance of more than thirty (30) days.

      6.9. No Modification of Leases. The Trustor shall not cancel, amend, or modify the provisions of any Lease, or grant any concessions under any Lease, without the Beneficiary's prior written consent; furthermore, the Beneficiary shall not be bound by any such modification or amendment to any Lease without the Beneficiary's prior written consent. The Trustor will take all steps which may be reasonably required to preserve and maintain any lessee's liability under the lessee's Lease and the enforceability thereof and will advise the Beneficiary of any defense or claim or alleged defense or claim of nonliability, whether in whole or in part, by any lessee coming to the Trustor's attention.

      6.10. Security Deposits. In the event the Trustor has collected any security deposits with respect to any Leases, the Trustor assigns to the Beneficiary such security deposits to the extent of the Trustor's rights therein.

      6.11. Assignment of Guaranties. The Trustor assigns to the Beneficiary any and all rights which the Trustor may have to collect Rents from any person who has guarantied the rental or other obligations under any Lease.

      6.12. Trustors and Guarantors May Rely on This Assignment. The Trustor irrevocably authorizes all lessees and guarantors to rely upon and comply with any notice or demand by the Beneficiary for payment to the Beneficiary of any Rents or for performance of any obligation under any Lease and the Trustor releases and discharges all lessees and guarantors from any and all liability to the Trustor for so complying. All lessees and guarantors shall have no duty to inquire as to whether any default by the Trustor under this Deed of Trust or any Loan Document has occurred or is existing.

      6.13 Assignment Applies to All Leases; Right to Specific Assignment. This assignment of leases and rents shall apply to each and every Lease of all or any portion of the Real Property now existing or hereafter executed by the Trustor, and any guaranties thereof. The Beneficiary may, however, if it so elects, require a specific assignment agreement to be executed by the Trustor with respect to any such Lease.


                                   ARTICLE VII
                      EASEMENT FOR ENVIRONMENTAL INSPECTION

      7.1. Grant of Easement. The Trustor hereby grants and conveys to the Trustees and the Beneficiary an easement for the term of this Deed of Trust (the "Easement") to enter on and upon the Real Property, upon reasonable advance notice to the Trustor, in order to conduct audits, inspections and tests, including subsurface exploration and testing, as the Trustees or the Beneficiary, in their reasonable discretion, deem necessary, convenient, or proper to determine whether the ownership, use, and operation of the Real Property comply with federal, state, and local environmental laws and regulations. The Trustees or the Beneficiary, or their designees, shall be permitted to inspect and copy any or all of the Trustor's records relating to environmental matters and to enter all buildings or facilities of the Trustor during reasonable business hours for such purpose. In confirmation of the Trustees' or the Beneficiary's right to inspect and copy all of the Trustor's records relating to environmental matters and to secure the Trustor's obligations to the Trustees or the Beneficiary in connection with the Loan and under this Easement, the Trustor hereby grants to the Trustees or the Beneficiary a continuing security interest in and to all of the Trustor's existing and future records with respect to environmental matters, whether or not located at the Real Property or elsewhere, whether or not in the possession of the Trustor or some third party (including any federal, state, or local agency or instrumentality), and whether or not written, photographic, or computerized, and the proceeds and products hereof. To the extent that any permission of the Trustor is required by any third party in order for such third party to disclose any information regarding the Real Property and environmental matters to the Trustees or the Beneficiary, the Trustor specifically grants such permission and directs such third party to disclose such information to the Trustees or the Beneficiary, or their designee. The Trustees or the Beneficiary, or their designated agent, may interview any or all of the Trustor's agents and employees regarding environmental matters, including any consultants or experts retained by the Trustor, all of whom are directed to discuss environmental issues fully and openly with the Trustees or the Beneficiary or their designated agent and to provide such information as may be requested. Subject to the provisions of Section 1.16.3 hereof, all of the costs and expenses incurred by the Trustees or the Beneficiary with respect to the audits, inspections, and tests, which the Trustees or the Beneficiary may conduct, including the fees of the engineers, laboratories, and contractors, shall be paid by the Trustor. The Trustees or the Beneficiary may, but shall not be required to, advance such costs and expenses on behalf of the Trustor. All sums so advanced shall bear interest at the then current rate of interest under the Promissory Note and shall be secured by this Deed of Trust.

      7.2 Duration and Defeasance. This Easement shall exist and continue until all sums owed by the Trustor to the Beneficiary in connection with the Loan have been repaid in full and this Deed of Trust has been released of record. Such a release of this Deed of Trust shall terminate this Easement.

      7.3. Enforcement. The Trustor acknowledges that no adequate remedy at law exists for a violation of this Easement and agrees that the Trustees or the Beneficiary shall have the right to enforce the Easement by equitable writ or decree, including temporary and preliminary injunctive relief. In the event the Trustees or the Beneficiary are required to enforce their rights regarding the Easement, the Trustor shall pay all of their costs and expenses resulting from such enforcement, including all attorneys' fees incurred by the Trustees or the Beneficiary.

      7.4. Assignability. This Easement shall be assignable and shall be considered assigned to whomever holds the indebtedness secured by this Deed of Trust.

      7.5. Revocability. This Easement is irrevocable and may not be revoked by the Trustor.

      7.6. Trustees and Beneficiary Not Mortgagee in Possession. The exercise of the rights granted under this Article shall not constitute the Trustees or the Beneficiary as a mortgagee in possession with respect to the Real Property.

      7.7. Construction and Intention. This Easement is intended to be and shall be construed as an interest in the Real Property and as an easement in gross. It is not intended to be a personal right of the Trustees or the Beneficiary or a mere license. This Easement shall be eliminated automatically upon and contemporaneously with the termination and release of this Deed of

Trust.


                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1. Substitute or Successor Trustees. The irrevocable power to remove and substitute one or more of the Trustees named herein or substituted therefor is expressly given to the Beneficiary and may be exercised at any time, from time to time, without notice and without specifying any reason, by filing for record among the land records where this Deed of Trust is recorded a deed of appointment, and upon the filing of such deed of appointment all of the title and estate, powers, rights, and duties of the Trustee or the Trustees thus superseded shall terminate and shall be vested in the successor Trustee or the Trustees. The Trustor, the Beneficiary and the Trustees, their substitutes and successors, expressly waive notice of the exercise of this power, the giving of bond by any Trustee, and any requirement for application to any court for removal, substitution or appointment of a Trustee hereunder. In addition, the act of any one (1) Trustee, whether such Trustee is a sole acting Trustee or whether there is more than one (1) acting Trustee, shall be sufficient and effective for all purposes set forth herein and any person may rely upon any document or instrument executed and delivered by one (1) Trustee, to the same extent as though the document had been executed by all of the Trustees.

      8.2. Warranties of Title. The Trustor warrants: (i) generally title to the Secured Property; (ii) that it has good and marketable title to the Secured Property except as otherwise permitted hereby; and (iii) that it will during the term of this Deed of Trust so warrant and defend the same and the validity and priority of the lien and security interest of this Deed of Trust to the Trustees and the Beneficiary against the claims of any and all other persons claiming by or through the Trustor. The Trustor further warrants that the Trustor will execute such other and further assurances as may be required by the Trustees or the Beneficiary from time to time.

      8.3. Joint and Several Liability. If there exists more than one (1) person described by the term "Trustor," all liabilities and obligations of all such persons under this Deed of Trust shall be joint and several liabilities and obligations.

      8.4. Waivers. The Trustor and the Beneficiary may at any time or from time to time waive any or all rights accruing to each of them, respectively, under this Deed of Trust or any other Loan Document, but any waiver by the Trustor or the Beneficiary, respectively, at any time or from time to time shall not constitute, unless specifically so expressed by the Trustor or Beneficiary in writing, a future waiver of performance.

      8.5. No Third Party Beneficiary Rights. No person not a party to this Deed of Trust shall have any benefit hereunder nor have third party beneficiary rights as a result of this Deed of Trust or any other Loan Document, nor shall any person be entitled to rely on any actions or inactions of the Beneficiary or the Trustees, all of which are done for the sole benefit and protection of the Beneficiary.

      8.6. Continuing Obligation of the Trustor. The terms, conditions and covenants set forth herein and in the other Loan Documents shall survive closing and shall constitute the continuing joint and several obligations of the Trustor during the term of the Loan Documents.

      8.7. Binding Obligation. This Deed of Trust shall be binding upon the parties and their successors and assigns.

      8.8. Final Agreement. This Deed of Trust and the Loan Documents contain the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Deed of Trust or the Loan Documents are not a part of this Deed of Trust and the understanding of the parties hereof.

      8.9. Amendment. This Deed of Trust may be amended or altered only by a writing signed by the party to be bound by the amendment, change or alteration.

      8.10. Photocopies Sufficient. A xerox, photographic, or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

      8.11. Notices. Any notice required or permitted by or in connection with this Deed of Trust shall be in writing and made by hand delivery, by wire, by facsimile transmission, by overnight courier service for next day delivery, or by certified mail, return receipt requested, postage prepaid, addressed to the respective party at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by any party, and shall be considered given as of the date of hand delivery, wire or facsimile transmission (or on the next business day if the date of wire or facsimile transmission is not a business day), as of the date specified for delivery if by overnight courier service or as of two (2) days following the date of mailing, as the case may be. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not invalidate the effectiveness of any notice, demand, request or other communication.

      If to the Beneficiary or to the Trustees:

            First Union National Bank
            301 South College Street, DC-5
            One First Union -- 5th Floor
            Charlotte, NC   28288-0760
            Attn: Barbara Carroll
            Fax No.: (704) 374-6319

      With a Copy to:

            KUTAK ROCK LLP
            Suite 800
            Bank of America Center
            1111 East Main Street
            Richmond, Virginia  23219-3500
            Attn: Fiona Tower, Esquire
            Fax No.: (804) 783-6192

      If to the Trustor:

            TREX Company, LLC
            160 Exeter Drive
            Winchester, Virginia  22603-8605
            Attn: President
            Fax No.: (540) 542-6889

      With a Copies to:

            TREX Company, LLC
            160 Exeter Drive
            Winchester, Virginia  22603-8605
            Attn: William R. Gupp, Esquire, Vice President and General Counsel Fax No.: (540) 542-6889

      and

            Hogan & Hartson L.L.P.
            111 South Calvert Street
            Baltimore, MD  21201
            Attn: Kevin G. Gralley, Esquire
            Fax No.: (410) 539-6981

      8.13. Choice of Law. The laws of the State of Nevada shall govern the rights and obligations of the parties to this Deed of Trust and the interpretation and construction and enforceability thereof and any and all issues relating to the transactions contemplated herein. The Trustor expressly acknowledges the execution and delivery of this Deed of Trust within the geographic boundaries of the State of Nevada.

      8.14. Incorporation By Reference. The terms, conditions, and provisions of the Promissory Note and all other Loan Documents are incorporated by reference in this Deed of Trust to the same extent as if set forth in full in this Deed of Trust. Should any of the terms, conditions, and provisions of the Promissory Note or any other Loan Document conflict with the terms, conditions, or provisions of this Deed of Trust, the Trustees or the Beneficiary shall select which of the terms, covenants, and conditions shall govern and control.

      8.15. Terminology. The term "Trustor" shall include the personal representatives, successors, and assigns of the Trustor or the Trustors; the term "Trustee" or "Trustees" shall include the successors and assigns of the Trustee or the Trustees and any substitute or successor Trustee or Trustees; the term "Beneficiary" shall include the successors and assigns of the individual, individuals, partnership, limited liability company or corporation holding the beneficial interest in the Promissory Note secured by this Deed of Trust; the use of the singular shall include the plural, and the plural may refer only to the singular; and the use of any gender shall be applicable to all genders.

      8.16. Invalidity. If any provision or part of any provision contained in this Deed of Trust shall be found for any reason to be illegal, invalid or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Deed of Trust and this Deed of Trust shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

      8.17. WAIVER OF JURY TRIAL. THE TRUSTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE LOAN OR THIS DEED OF TRUST. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE TRUSTOR AND THE TRUSTOR ACKNOWLEDGES THAT NEITHER THE BENEFICIARY NOR ANY PERSON ACTING ON BEHALF OF THE BENEFICIARY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE TRUSTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS DEED OF TRUST AND ALL OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE TRUSTOR FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS

WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS THIS DEED OF TRUST BELOW.


        [Balance of Page Left Intentionally Blank. Signatures to Follow]

            IN WITNESS WHEREOF, the Trustor has executed this Deed of Trust under seal on the date first written above with the specific intention that this Deed of Trust constitute an instrument under seal.


                                       TRUSTOR:

                                       TREX COMPANY, LLC, a Delaware limited
                                       liability company

                                       By: /s/ Anthony J. Cavanna
                                           -----------------------------------

                                       Name: Anthony J. Cavanna

                                       Title:Executive Vice President, Chief
                                       Financial Officer, Treasurer


                                ACKNOWLEDGMENT


      STATE OF VIRGINIA, COUNTY OF FREDERICK, TO WIT:


      I HEREBY CERTIFY, that on this 9th day of November, 2001, before me, the subscriber, a Notary Public of the State aforesaid, personally appeared Anthony
J. Cavanna known to me, or satisfactorily proven to be, the person whose name is subscribed to the within instrument, and who acknowledged himself to be the Executive Vice President, Chief Financial Officer and Treasurer of Trex Company, LLC, a Delaware limited liability company, and he acknowledged that he executed the foregoing instrument for the purposes therein contained and he acknowledged the same to be the lawful act and deed of the aforesaid limited liability company.

      AS WITNESS my hand and Notarial Seal the day and year first above written.


                                    /s/ Rebecca A. Carter
                                    ------------------------------------------
                                    NOTARY PUBLIC

My Commission Expires: December 31, 2004


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

                                  EXHIBIT A

                               LAND DESCRIPTION

      All that certain real property situate in the County of Lyon, State of Nevada, described as follows:

      A parcel of land located within sections 7 & 8, Township 20 North, Range 25 East, M.D.B.& M., described as follows:

          Beginning at the Southeast corner of Parcel 2 as shown on Record of Survey Map File no. 193018, said point being located South 12(0) 39' 12" West a distance of 1839.06 feet from the East 1/4 corner of said
          Section 7; thence North 10(0) 21' 00" West a distance of 1026.73 feet to the Northeast corner of said Parcel 2; thence North 73(0) 18' 04" West a distance of 1744.19 feet; thence South 43(0) 26' 07" East a distance of 71.78 feet; thence South 46(0) 33' 53" West a distance of
          300.74 feet; thence along a tangent circular curve to the left with a radius of 500.00 feet and a central angle of 66(0) 09' 53" an arc length of 577.40 feet; thence South 19(0) 36' 00" East a distance of
          567.96 feet; thence South 70(0) 24' 00" West a distance of 92.77 feet; thence along a tangent circular curve to the right with a radius of
          828.77 feet and a central angle of 07(0) 16' 49" an arc length of
          105.31 feet; thence South 77(0) 40' 50" West a distance of 100.00 feet; thence along a tangent circular curve to the right with a radius of 2160.00 feet and a central angle of 11(0) 43' 10" an arc length of
          441.81 feet; thence South 89(0) 24' 00" West a distance of 132.36 feet; thence along a tangent circular curve to the left with a radius of 2830.00 feet and a central angle of 09(0) 45' 00" an arc length of
          481.58 feet; thence South 79(0) 39' 00" West a distance of 45.45 feet to the point of beginning.

NOTE: (NRS 111.312): The above metes and bounds description appeared previously in that certain GRANT, BARGAIN AND SALE DEED, recorded in the Office of the County Recorder of LYON County, Nevada on December 7, 1998, as Document No. 226990, of Official Records.

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